UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

15821 Ventura Boulevard, Suite 100- Encino, CA		91436
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 257-7700

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On November 21, 2014, CU Bancorp filed with the California Secretary of State a Certificate of Determination creating and authorizing the issuance of up to 16,400 shares of Non-Cumulative Perpetual Preferred Stock, Series A (the “CU Bancorp Preferred Stock”). These shares of CU Bancorp Preferred Stock will be exchanged for shares of Non-Cumulative Perpetual Preferred Stock, Series D (the “1st Enterprise Preferred Stock”) of 1st Enterprise Bank (“1st Enterprise”) in connection with the pending merger transaction by and among CU Bancorp, California United Bank and 1st Enterprise (the “Merger”). In connection with the Merger, 1st Enterprise will merge with and into California United Bank, California United Bank will survive the Merger and continue commercial banking operations of the combined entity as a wholly-owned subsidiary of CU Bancorp. The U.S. Department of the Treasury (“Treasury”), as the holder of all outstanding shares of 1st Enterprise Preferred Stock will receive, at the closing of the Merger, 16,400 shares of CU Bancorp Preferred Stock.

The following discussion highlights the material features of the CU Bancorp Preferred Stock. At this time, no shares of CU Bancorp Preferred Stock are outstanding. At the closing of the Merger and subject to the terms and conditions of the Agreement and Plan of Merger, dated June 2, 2014, as amended, which governs the terms of the Merger, 16,400 shares of CU Bancorp Preferred Stock will be issued to Treasury in exchange for 16,400 shares of 1st Enterprise Preferred Stock. This discussion is qualified in its entirety by the actual terms of the CU Bancorp Preferred Stock, as are stated in the Certificate of Determination for the CU Bancorp Preferred Stock, a copy of which is included as Exhibit 3.3 hereto.

The CU Bancorp Preferred Stock constitutes a single series of preferred stock consisting of 16,400 shares, no par value per share, having a liquidation preference amount of $1,000 per share. The CU Bancorp Preferred Stock has no maturity date.

Dividends

General

Dividends on the CU Bancorp Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by CU Bancorp’s board of directors out of legally available funds, on a non-cumulative basis, on the $1,000 per share liquidation preference amount. Dividends are payable on January 1, April 1, July 1 and October 1 of each year.

Each dividend will be payable to holders of record as they appear on CU Bancorp’s stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by CU Bancorp’s board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or from and including the date of the issuance of the CU Bancorp Preferred Stock, in the case of the initial dividend period) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter. If a scheduled dividend payment date falls on a day that is not a business day, the dividend payment will be postponed to the next day that is a business day and no additional dividends will accrue as a result of that postponement. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

Dividend Rate

The initial per annum dividend rate of the CU Bancorp Preferred Stock, as a percentage of the liquidation amount, will be the dividend rate of the 1st Enterprise Preferred Stock at the close of the Merger which is 1%. The dividend rate will increase to 9% on March 1, 2016.

The initial dividend rate applicable to the 1st Enterprise Preferred Stock and with respect to the first quarterly dividend period was 1% based on 1st Enterprise’s baseline qualified small business lending as determined in accordance with the terms of the 1st Enterprise Preferred Stock. Although, this dividend rate could fluctuate between 1% and 5% for the second dividend period through the tenth dividend period based upon variances in 1st Enterprise’s qualified small business lending from the initial baseline, as determined on a quarterly basis, 1st Enterprise was able to maintain the dividend rate on its preferred stock at 1%. For all dividend periods after the 10th dividend period which ended on December 31, 2013 and until four and one-half years after the issuance date of the 1st Enterprise Preferred Stock on March 1, 2016, the annual dividend rate will be fixed at the rate applicable to the 9th dividend period which was 1%. As the 1st Enterprise Preferred Stock is currently beyond the 10th dividend period after the date of its issuance, the dividend rate currently applicable to the 1st Enterprise Preferred Stock is 1% which will be the dividend rate until March 1, 2016, at which time, the dividend rate will increase to 9%.

Accordingly, the dividend rate applicable to the CU Bancorp Preferred Stock will initially be 1% until March 1, 2016, at which time the dividend rate will increase to and be fixed at 9% for all dividend periods thereafter regardless of the level of qualified business lending of California United Bank.

Dividends Non-Cumulative

Dividends on the CU Bancorp Preferred Stock will be non-cumulative. If for any reason CU Bancorp’s board of directors does not declare a dividend on the CU Bancorp Preferred Stock for a particular dividend period, then the holders of the CU Bancorp Preferred Stock will have no right to receive any dividend for that dividend period, and CU Bancorp will have no obligation to pay a dividend for that dividend period. CU Bancorp must, however, within five calendar days, deliver to the holders of the CU Bancorp Preferred Stock a written notice executed by CU Bancorp’s Chief Executive Officer and Chief Financial Officer stating CU Bancorp’s board of directors rationale for not declaring dividends. CU Bancorp’s failure to pay a dividend on the CU Bancorp Preferred Stock also will restrict CU Bancorp’s ability to pay dividends on and repurchase other classes and series of CU Bancorp stock. See “—Restrictions on Dividends” and “—Restrictions on Repurchases” below.

When dividends have not been declared and paid in full on the CU Bancorp Preferred Stock for an aggregate of four or more dividend periods, and during that time CU Bancorp was not subject to a regulatory determination that prohibits the declaration and payment of dividends, CU Bancorp must, within five calendar days of each missed payment, deliver to the holders of the CU Bancorp Preferred Stock a certificate executed by at least a majority of the members of CU Bancorp’s board of directors stating that the board of directors used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligations. In addition, CU Bancorp’s failure to pay dividends on the CU Bancorp Preferred Stock for five or more dividend periods will give the holders of the CU Bancorp Preferred Stock the right to appoint a non-voting observer on the CU Bancorp board of directors, and CU Bancorp’s failure to pay dividends on the CU Bancorp Preferred Stock for six or more dividend periods will give the holders of the CU Bancorp Preferred Stock the right to elect two directors. See “—Voting Rights” below.

No Sinking Fund for Dividends

There is no sinking fund with respect to dividends on the CU Bancorp Preferred Stock.

Restrictions on Dividends

So long as the CU Bancorp Preferred Stock remains outstanding, CU Bancorp may declare and pay dividends on CU Bancorp common stock, any other shares of Junior Stock (as defined below) or Parity Stock (as defined below) only if, after giving effect to the dividend, CU Bancorp’s Tier 1capital would be at least equal to the Tier 1 Dividend Threshold (as defined below) and full dividends on all outstanding shares of CU Bancorp Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid.

If a dividend is not declared and paid in full on the CU Bancorp Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no dividend or distribution may be declared or paid on CU Bancorp common stock or any other shares of Junior Stock (other than dividends payable solely in shares of common stock) or Parity Stock; provided, however, that in any such dividend period in which a dividend is declared and paid on the CU Bancorp Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material covenant breach.

The “Tier 1 Dividend Threshold” means 90% of (A) $30,882,000 (1st Enterprise’s Tier 1 capital as of September 1, 2011) plus (B) $16,400,000 (the aggregate liquidation amount of the CU Bancorp Preferred Stock issued) minus (C) the net amount of loans charged off by 1st Enterprise since September 1, 2011. The Tier 1 Dividend Threshold is subject to reduction, beginning on the first day of the eleventh dividend period following the date of issuance of the CU Bancorp Preferred Stock, by $1,640,000 (ten percent of the aggregate liquidation amount of the CU Bancorp Preferred Stock initially issued, without regard to any subsequent partial redemptions) for each one percent increase in “Qualified Small Business Lending” from the Baseline level to the ninth dividend period.

“Junior Stock” means CU Bancorp common stock and any other class or series of CU Bancorp stock the terms of which expressly provide that it ranks junior to the CU Bancorp Preferred Stock as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of CU Bancorp. CU Bancorp currently has no outstanding class or series of stock constituting Junior Stock other than CU Bancorp common stock.

“Parity Stock” means any class or series of CU Bancorp stock, other than the CU Bancorp Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the CU Bancorp Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of CU Bancorp, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. CU Bancorp currently has no outstanding class or series of stock constituting Parity Stock.

The dividend rate on the CU Bancorp Preferred Stock will initially be 1% which will be the dividend rate until March 1, 2016, at which time, the dividend rate will increase to 9%.

Restrictions on Repurchases

So long as the CU Bancorp Preferred Stock remains outstanding, CU Bancorp may repurchase or redeem shares of Capital Stock (as defined below) only if (i) after giving effect to such repurchase or redemption, CU Bancorp’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of CU Bancorp Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for payment has been set aside for the benefit of the holders of the CU Bancorp Preferred Stock as of the applicable record date).

If a dividend is not declared and paid on the CU Bancorp Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, neither CU Bancorp nor any CU Bancorp subsidiaries may redeem, purchase or acquire any shares of CU Bancorp common stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of CU Bancorp’s or of any of CU Bancorp’s subsidiaries, or any trust preferred securities issued by CU Bancorp or by any of CU Bancorp’s affiliates (“Capital Stock”), (other than (i) redemptions, purchases, repurchases or other acquisitions of the CU Bancorp Preferred Stock, (ii) repurchases of common stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount may not exceed the Share Dilution Amount, (iii) the acquisition by CU Bancorp or by any of CU Bancorp’s subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than CU Bancorp or any CU Bancorp subsidiaries), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case solely to the extent required pursuant to binding agreements entered into prior to September 1, 2011 or any subsequent agreement for the accelerated exercise, settlement or exchange of these types of securities for CU Bancorp common stock, (v) redemptions of securities held by CU Bancorp or by any of CU Bancorp’s wholly owned subsidiaries or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any of CU Bancorp subsidiaries required pursuant to binding agreements entered into prior to September 1, 2011.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States applied on a consistent basis, and as measured from September 1, 2011) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of CU Bancorp, holders of the CU Bancorp Preferred Stock will be entitled to receive for each share of CU Bancorp Preferred Stock, out of the assets of CU Bancorp or proceeds available for distribution to CU Bancorp shareholders, subject to any rights of CU Bancorp creditors, before any distribution of assets or proceeds is made to or set aside for the holders of CU Bancorp common stock and any other class or series of CU Bancorp stock ranking junior to the CU Bancorp Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the CU Bancorp Preferred Stock. To the extent the assets or proceeds available for distribution to shareholders are not sufficient to fully pay the liquidation payments owing to the holders of the CU Bancorp Preferred Stock and the holders of any other class or series of CU Bancorp stock ranking equally with the CU Bancorp Preferred Stock, the holders of the CU Bancorp Preferred Stock and such CU Bancorp stock will share ratably in the distribution.

For purposes of the liquidation rights of the CU Bancorp Preferred Stock, neither a merger nor consolidation of CU Bancorp with another entity nor a sale, lease or exchange of all or substantially all of CU Bancorp’s assets will constitute a liquidation, dissolution or winding up of the affairs of CU Bancorp.

Redemption and Repurchases

Subject to the approval of the FRB, the CU Bancorp Preferred Stock is redeemable at CU Bancorp’s option in whole or in part (provided that shares representing at least 25% of the aggregate liquidation amount of the CU Bancorp Preferred Stock are redeemed) at any time and from time to time. In addition, if there is a change in the law that modifies the terms of the Treasury’s investment in the CU Bancorp Preferred Stock or the terms of the SBLF program in a materially adverse respect for CU Bancorp, CU Bancorp may, after consultation with the FRB, redeem all of the shares of CU Bancorp Preferred Stock. The per share redemption price will be equal to the sum of the liquidation preference amount per share of $1,000 plus the per share amount of any unpaid dividends for the then current dividend period to, but excluding, the date of redemption (regardless of whether any dividends are actually declared for that dividend period) and plus the pro rata amount of the special lending incentive fee, if any, for the current dividend period.

Shares of CU Bancorp Preferred Stock that CU Bancorp redeems, repurchases or otherwise acquires will revert to authorized but unissued shares of preferred stock, which may then be reissued by CU Bancorp as any series of preferred stock other than the CU Bancorp Preferred Stock.

No Conversion Rights

Holders of the CU Bancorp Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

The holders of the CU Bancorp Preferred Stock do not have voting rights other than those described below, except to the extent from time to time required by law.

If dividends on the CU Bancorp Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of five or more dividend periods, whether or not consecutive, CU Bancorp must invite a representative selected by the holders of a majority of the outstanding shares of CU Bancorp Preferred Stock, voting as a single class, to attend all meetings of CU Bancorp’s board of directors in a nonvoting observer capacity and give such representative copies of all notices, minutes, consents, and other materials that CU Bancorp provides to CU Bancorp directors in connection with such meetings. The holders of the CU Bancorp Preferred Stock are not obligated to select such a representative, and such a representative, if selected, is not obligated to attend any meeting to which he or she is invited. This right of the holders of the CU Bancorp Preferred Stock will terminate when full dividends have been timely paid for at least four consecutive dividend periods, subject to re-vesting in the event CU Bancorp again fails to declare and pay dividends in full on the CU Bancorp Preferred Stock for five or more dividend periods.

If dividends on the CU Bancorp Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of six or more dividend periods, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of CU Bancorp Preferred Stock is at least $16,400,000, the authorized number of directors of CU Bancorp will automatically be increased by two and the holders of the CU Bancorp Preferred Stock, voting as a single class, will have the right, but not the obligation, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at the next annual meeting of shareholders of CU Bancorp (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than 30 days later, the President of CU Bancorp must promptly call a special meeting for that purpose) and at each subsequent annual meeting of shareholders until full dividends have been timely paid on the CU Bancorp Preferred Stock for at least four consecutive dividend periods, at which time this right will terminate, subject to re-vesting in the event CU Bancorp again fails to declare and pay dividends in full on the CU Bancorp Preferred Stock for six or more dividend periods. It will be a qualification for election of any Preferred Director that the election of such individual will not cause CU Bancorp to violate any corporate governance requirements of any securities exchange or other trading facility on which CU Bancorp securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of CU Bancorp Preferred Stock to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the term of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors previously elected. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the then-outstanding shares of CU Bancorp Preferred Stock, voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the holders of a majority of the outstanding shares of CU Bancorp Preferred Stock, voting as a single class, may choose a successor to serve for the remainder of the unexpired term of the vacant directorship.

In addition to any other vote or consent required by law or by CU Bancorp’s articles of incorporation, the written consent of (x) the Treasury, if the Treasury holds any shares of CU Bancorp Preferred Stock, or (y) the holders of a majority of the outstanding shares of CU Bancorp Preferred Stock, voting as a single class, if the Treasury does not hold any shares of CU Bancorp Preferred Stock, is required in order to do the following:

•

amend the CU Bancorp articles of incorporation or the certificate of designation for the CU Bancorp Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the CU Bancorp Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of CU Bancorp; or

•	amend the CU Bancorp articles of incorporation or the certificate of designation for the CU Bancorp Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the CU Bancorp Preferred Stock;

•	consummate a binding share exchange or reclassification involving the CU Bancorp Preferred Stock or a merger or consolidation of CU Bancorp with another entity, unless (i) the shares of CU Bancorp Preferred Stock remain outstanding or, in the case of a merger or consolidation in which CU Bancorp is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of CU Bancorp Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the CU Bancorp Preferred Stock immediately prior to consummation of the transaction, taken as a whole;

•	sell all, substantially all or any material portion of, the assets of CU Bancorp, if the CU Bancorp Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; or

•	consummate a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of CU Bancorp Preferred Stock will be converted into or exchanged for one share with an equal liquidation preference of preference securities of CU Bancorp or the acquiror (the “Holding Company CU Bancorp Preferred Stock”). Any such Holding Company CU Bancorp Preferred Stock must entitle its holders to dividends from the date of issuance of such stock on terms that are equivalent to the terms of the CU Bancorp Preferred Stock, and must have such other rights, preferences, privileges and voting powers, and limitations and restrictions that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the CU Bancorp Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (1) any increase in the amount of CU Bancorp authorized shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the CU Bancorp Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon the liquidation, dissolution or winding up of CU Bancorp, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the CU Bancorp Preferred Stock and will not require the vote or consent of the holders of the CU Bancorp Preferred Stock.

A “Holding Company Transaction” means the occurrence of (a) any transaction that results in a person or group (i) becoming the direct or indirect ultimate beneficial owner of common equity of CU Bancorp representing more than 50% of the voting power of the outstanding shares of CU Bancorp common stock or (ii) being otherwise required to consolidate CU Bancorp for GAAP purposes, or (b) any consolidation or merger of CU Bancorp or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of CU Bancorp’s subsidiaries; provided that, in the case of either clause (a) or (b), CU Bancorp or the acquiror is or becomes a bank holding company or savings and loan holding company.

To the extent holders of the CU Bancorp Preferred Stock are entitled to vote, holders of shares of the CU Bancorp Preferred Stock will be entitled to one for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the CU Bancorp Preferred Stock would otherwise be required, all outstanding shares of the CU Bancorp Preferred Stock have been redeemed by CU Bancorp or called for redemption upon proper notice and sufficient funds have been deposited by CU Bancorp in trust for the redemption.

Item 5.03	Amendments to Articles of Incorporation.

The discussion under Item 3.03 above is hereby incorporated by this reference as if fully set forth hereat.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith.

Exhibit No.	Exhibit Description

3.3	Certificate of Determination of Non-Cumulative Perpetual Preferred Stock, Series A of CU Bancorp

Forward-Looking Statements

This report contains certain forward-looking information about CU Bancorp, 1st Enterprise Bank, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation

Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of CU Bancorp, 1st Enterprise Bank and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by CU Bancorp with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed transaction, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; the possibility that personnel changes will not proceed as planned; the possibility that the cost of additional capital may be more than expected; the possibility that a change in the interest rate environment may reduce net interest margins; asset/liability re-pricing risks and liquidity risks; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

Additional Information About the Proposed Transaction with 1st Enterprise Bank and Where to Find It

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities. Investors and security holders are urged to carefully review and consider each of CU Bancorp’s public filings with the SEC, including but not limited to the S-4, its annual reports on Form 10-K, proxy statements, current reports on Form 8-K and quarterly reports on Form 10-Q. The documents filed by CU Bancorp with the SEC may be obtained free of charge at CU Bancorp’s website at www.cubancorp.com or at the SEC website at www.sec.gov. These documents may also be obtained free of charge from CU Bancorp by directing a request to: CU Bancorp c/o California United Bank, 15821 Ventura Boulevard, Suite 100, Encino, CA 91436. Attention: Investor Relations. Telephone 818-257-7700. The information on CU Bancorp’s website is not, and shall not be deemed to be, a part of this filing or incorporated into other filings CU Bancorp makes with the SEC.

In connection with the proposed Merger of California United Bank with 1st Enterprise Bank, CU Bancorp filed the S-4 with the SEC to register the shares of CU Bancorp common stock to be issued to shareholders of 1st Enterprise Bank. The S-4 includes a joint proxy statement of CU Bancorp and 1st Enterprise Bank and a prospectus of CU Bancorp. Before making any investment decision, investors and security holders of CU Bancorp and 1st Enterprise Bank are urged to carefully read the entire S-4 and joint proxy statement/prospectus, as well as any amendments or supplements to these documents, because they contain important information about the proposed transaction. Investors and security holders are able to obtain the S-4 and the joint proxy statement/prospectus free of charge from the SEC’s website or from CU Bancorp by writing to the address provided in the paragraph above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 24, 2014	CU BANCORP

/s/ Anita Y. Wolman
Anita Y. Wolman
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.3	Certificate of Determination of Non-Cumulative Perpetual Preferred Stock, Series A of CU Bancorp

14